Exhibit 10.15

[BANK OF SCOTLAND CORPORATE BANKING LETTERHEAD]

To: The Directors
Global Healthcare Partners Limited
Nicon House
2nd Floor
21 Worship Street
London EC2A 2DW

16 May 2001

Dear Sirs:

Credit agreement dated 6 April 2000 made between (1) Global Healthcare Partners Limited and (2) The Governor and Company of the Bank of Scotland (the Credit Agreement).

1.
We refer to the Credit Agreement. Words and expressions defined in the Credit Agreement shall, unless otherwise defined herein, have the same meanings when used in this letter. References to Clauses in this letter shall be construed as references to Clauses of the Credit Agreement.

2.
Notwithstanding the terms of the Credit Agreement, this letter shall constitute a Financing Document for the purposes of the Credit Agreement.

3.
It is hereby agreed that, with effect from the satisfaction of the conditions set out in paragraph 4 of this letter, the Credit Agreement shall be amended as follows:

(a)
the following new definitions shall be inserted in Clause 1.1 in alphabetical order:

    "Amendment Letter means an amendment letter dated on or around 16 May 2001 between the Parties amending certain terms of this Agreement."

    "Second Fees Letter means the letter dated on or around the same date as the Amendment Letter from the Bank to Newco relating to certain fees payable to the Bank in relation to this Agreement and the Amendment Letter, being described on its face as the "Second Fees Letter." "

  (b)
  the definition of "Financing Documents" in Clause 1.1 shall be amended by inserting the words "…the Amendment Letter, the Fees Letter, the Second Fees Letter…" immediately after the words "this Agreement."

  (c)
  the definition of "PBIDT" in Clause 1.1 shall be amended by:

  (i)
  deleting the word "and" at the end of paragraph (h) thereof;

  (ii)
  inserting the word "and" at the end of paragraph (i) thereof; and

  (iii)
  inserting the following new paragraph (j) at the end of that definition:

      "(j) any interest payable on the Loan Notes."

  (d)
  A new Clause 18.9 shall be inserted as follows:

  "18.9
  Newco shall pay to the Bank an amendment fee in accordance with the terms of the Second Fees Letter. For the avoidance of debt, all liabilities and obligations of Newco under the Second Fees Letter shall be deemed to be incurred under this Agreement and shall be secured by the Security Documents."

4.
The provisions of this letter shall not have any effect until the Bank has received each of the following in form and substance satisfactory to it:

(a)
this letter duly countersigned by Newco;

  (b)
  the Second Fees Letter duly countersigned by Newco together with the fee payable thereunder; and

  (c)
  a Certified Copy of a resolution of the Board of Directors of Newco approving and authorizing the execution, delivery and performance of this letter and the Second Fees Letter.

5.
Save as amended by this letter, the Credit Agreement shall continue in full force and effect in accordance with its terms.

6.
This letter shall be governed by and construed in accordance with English law.

Please confirm your acceptance of the terms of this letter by signing and returning to the Bank the enclosed duplicate of this letter.

Yours faithfully,

/s/ Ian Mitchelmore For and on behalf of The Governor and Company of the Bank of Scotland as Bank
We hereby accept and agree the terms of this letter
/s/ John M. Wotherspoon For and on behalf of Global Healthcare Partners Limited, a company incorporated in England and Wales with registered numbered 3952340